United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 2, 2013

Date of Report

BISON PETROLEUM, CORP.

(Exact name of Registrant as specified in its Charter)

Nevada	000-54574	42-1771342
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

2625 E. Cottonwood Park, Suite 503

Salt Lake City, Utah 84121

 (Address of Principal Executive Offices)

(801) 990-3180

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this Current Report. We cannot assure you that the forward-looking statements in this Current Report will prove to be accurate, and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements. You should read this Current Report completely, and it should be read and considered with other reports filed by us with the Securities and Exchange Commission (the “SEC”). Other than as required by law, we undertake no obligation to update or revise these forward-looking statements, even though our situation may change in the future.

NAME REFERENCES

Except as otherwise indicated by context, references in this Current Report to the “Company,” “we,” “our,” “us” and words of similar import refer to “Bison Petroleum, Corp.,” a Nevada corporation or its predecessors, which is the “Registrant.”  All references to “USD” or United States Dollars refer to the legal currency of the United States of America.

DOCUMENTS INCORPORATED HEREIN BY REFERENCE

See Item 9.01 for documents incorporated herein by reference, including our prior reports or registration statements that have been filed by us with the SEC and that contain information, as applicable, to the information required by Item 501(8) of Form 8-K.

Item 5.01 Changes in Control of the Registrant.

BUSINESS

Corporate History

We were incorporated in the State of Nevada as “GreenChoice International, Inc.” on February 9, 2010.  Our fiscal year end is April 30.  Historically, we intended to market prefabricated log cabin style housing components to the Asian market.  Since inception and through April 30, 2013, our business operations were limited, primarily to: (i) the development of a business plan for operations in this industry; the completion of private placements of our common stock for aggregate proceeds of $86,000 to facilitate our operations; and working to establish relationships with firms in Asia that were already established and successful in this industry.

On April 24, 2013, there was a change in control of our Company.  See our Current Report on Form 8-K dated April 4, 2013, which was filed with the SEC on April 30, 2013.  See Item 9.01.  Following this change in control, our new management determined that we would focus our future business operations in the petroleum industry and abandoned further efforts related to the prefabricated log cabin housing industry.

On June 5, 2013, we changed our name to “Bison Petroleum, Corp.” and increased our number of authorized shares of common stock from 100,000,000 shares, par value $ 0.001 per share, to 800,000,000 shares, par value $0.001; and we authorized a forward split of our issued and authorized common shares, whereby every one (1) old share of our common stock was exchanged for eight (8) new shares of our common stock, for shareholders of record as of

June 17, 2013, and effective on the OTCBB market on June 19, 2013.  As a result, our issued and outstanding shares of common stock increased from 4,900,000 shares prior to the forward split to 39,200,000 shares following the forward split.  See our Current Report on Form 8-K dated June 5, 2013, which was filed with the SEC on June 10, 2013.  See Item 9.01.  The forward split and increase in authorized capital are reflected retrospectively in this Current Report.

We submitted an “Issuer Company-Related Action Notification Form” to the Financial Industry Regulatory Authority, Inc. (“FINRA”), requesting a change of our OTCBB trading symbol to “BISN” (the “Symbol Change”). FINRA granted approval of the Symbol Change, effective July 22, 2013.  See our Current Report on Form 8-K dated July 22, 2013, which was filed with the SEC on July 23, 2013.  See Item 9.01.

Except as indicated below under the heading “Business Development since the fiscal year ended April 30, 2013,” we have not undertaken any material reclassification, merger, consolidation, or purchase or sale of any significant amount of assets not in the ordinary course of business; and we have not been a party to any bankruptcy, receivership or similar proceeding.

Business Development since the fiscal year ended April 30, 2013

The following material events have occurred since the end of our most recent fiscal year, April 30, 2013:

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On August 9, 2013, we entered into a Lease Purchase Agreement with Nelan Advisors Corporation, a British Virgin Islands corporation (“Nelan”), whereby Nelan sold us certain oil and gas leases issued by the State of Wyoming.  We are a successor in interest to Nelan in these leases.  We will issue 1,000,000 shares of our common stock, comprised of “restricted securities” under SEC Rule 144, which shares are subject to resale in accordance with subparagraph (i) of Rule 144, on the recording of the leases.  Under the Lease Purchase Agreement, we will own not less than 80% of the net interest in the leases or the oil and gas, if any, recovered from these leases.  See our Current Report on Form 8-K dated August 9, 2013, which was filed with the SEC on August 12, 2013.  See Item 9.01.

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Since the date of the Lease Purchase Agreement, all but two of the leases have expired, leaving us with an ownership of two of these leases covering an aggregate of approximately 840 acres.

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On October 2, 2013, we entered into an Agreement with Barry L. Whelan, a professional geoscientist, to provide services to us, including, but not limited to, geological consulting, management of field operations, representation on technical and management committees and preparation of qualifying reports on our oil and gas lease interests.  Mr. Whelan will be paid a monthly fee of $2,500 for up to five (5) days of service.  Out of pocket expenses will also be reimbursed.  See our Current Report on Form 8-K dated October 2, 2013, which was filed with the SEC on October 10, 2013.  See Item 9.01.

•

On October 21, 2013, we entered into an Agreement with L. Alex Scarbrough, Jr., an experienced hard minerals geologist, to provide services to us, including, but not limited to, geological consulting, management of field operations, representation on technical and management committees and preparation of a qualifying report on our oil and gas lease interests.  Mr. Scarbrough will be paid a fee of $500 per day, with a three (3) day per month minimum.  See our Current Report on Form 8-K dated October 21, 2013, which was filed with the SEC on October 25, 2013.  See Item 9.01.

•

Since the fiscal year ended April 30, 2013, we have raised $260,000 in capital and compromised $15,000 in outstanding debt by the issuance of shares of our common stock comprised of “restricted securities” as defined in SEC Rule 144.  See the caption “Recent Sales of Unregistered Securities,” below.

Overview

We are an independent energy company presently in the developmental stage and engaged in the acquisition and planned exploration and development of certain oil and natural gas properties located in the Bighorn Basin in the State of Wyoming.  We presently have interests in approximately 840 acres in the Bighorn Basin.  Our current plans, including estimated costs, are to:

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Acquire a 2D seismic evaluation of our acreage ($40,000);

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Undertake a gravity survey ($30,000);

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Undertake seepage survey ($32,000);

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Complete a new 3D seismic evaluation of our acreage ($200,000 to $400,000);

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Evaluate our acreage position and acquire additional leases in the Bighorn Basin and elsewhere;

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Plan to drill wells to 3,000 feet; and;

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Plan our well spacing to 10 acres.

We presently have no reserves, and we are in the initial phase of our evaluation of our current leases and our planned development of these leases.  Depending upon the results of our evaluation and recommendations of our geologic consultants that we have engaged, drilling expenses for one (1) well are estimated to be between $850,000 and $1,052,000, which includes the estimated costs referenced above, along with approximately $50,000 for bonding and permitting processes; $300,000 for drilling; and approximately $200,000 for completion of any producing well drilled.  We will require substantial additional funding or operating partners or others to fully implement our plans, and no assurance can be given that we will be able to raise the necessary capital or attract operators or others to participate with us in any drilling program that is undertaken.  Even if we are successful in attracting operators or others to participate with us, such participation may substantially reduce our interest in any well drilled.

We may also seek to create value through partnering with operators who have experience in developing and producing oil and gas on our leases and other acreage in the Bighorn Basin.

Business Strategy

Our business strategy is to create value for our shareholders by growing reserves, production and cash flow on a cost-efficient basis.  Key elements of our business strategy will include:

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Development of our existing oil and gas leases in the Bighorn Basin is our primary objective.

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As a non-operator, we will seek to diversify our investment and operational risk through participation in oil and gas wells with multiple operators.

•

We will generally seek to acquire small lease positions at a significant discount to the contiguous acreage positions typically sought by larger producers.  As part of this strategy, we will consider areas that are actively being drilled and permitted and where we have an understanding of the operators and their drilling plans, capital requirements and well economics.

•

Our goal is to remain financially strong, yet flexible, through the prudent management of our current limited cash resources.

Industry Operating Environment

The oil and natural gas industry is affected by many factors that we generally cannot control. Government regulations, particularly in the areas of taxation, energy, climate change and the environment, can have a significant impact on operations and profitability.  Significant factors that will impact oil prices in the current fiscal year and future periods include: political and social developments in the Middle East; demand in Asian and European markets; and the extent to which members of OPEC and other oil exporting nations manage oil supply through export quotas.  Additionally, natural gas prices continue to be under pressure due to concerns over excess supply of natural gas due to the high productivity of emerging shale development in the United States and continued lower product demand caused by a weakened economy.  Natural gas prices are generally determined by North American supply and demand and are also affected by imports of liquefied natural gas.  Weather also has a significant impact on demand for natural gas since it is a primary heating source.

Development

We will primarily engage in oil and natural gas exploration and production singly or by participating on a proportionate basis alongside third-party interests in wells drilled and completed in spacing units that include or are near our acreage.  We assess each drilling opportunity on a case-by-case basis and participate in wells that we expect to meet our return thresholds based upon our estimates of ultimate recoverable oil and natural gas, expertise of the operator and completed well cost from each project, as well as other factors.

It is not anticipated that we will manage our commodities marketing activities internally, if we recover any oil and natural gas from our leases or other properties.  In cases where we may participate in wells with other operators, our operating partners will generally market and sell oil and natural gas produced from wells in which we have an interest.

Competition

The oil and natural gas industry is intensely competitive, and we will be competing with numerous other oil and natural gas exploration and production companies.  Most of these companies have substantially greater resources than we have.  Not only do they explore for and produce oil and natural gas, but also many carry on midstream and refining operations and market petroleum and other products on a regional, national or worldwide basis.  The operations of other companies will be able to pay more for exploratory prospects and productive oil and natural gas properties.  They will also have substantially more resources to define, evaluate, bid for and purchase a greater number of properties and prospects than our limited financial or human resources permit.

Our larger or integrated competitors will have the resources to be better able to absorb the burden of existing, and any changes to federal, state, and local laws and regulations more easily than we can, which will adversely affect our competitive position.  Our ability to discover reserves and acquire additional properties in the future will be dependent upon our ability and resources to evaluate and select suitable properties and to consummate transactions in this highly competitive environment.  In addition, we will be at a disadvantage in producing oil and natural gas properties and bidding for exploratory prospects, because we have substantially fewer financial and human resources than other companies in our industry.  Should a larger and better financed company decide to directly compete with us, and be successful in its efforts, our business model and any business operations could be adversely affected.

Marketing and Customers

The market for oil and natural gas that may be produced from our properties depends on factors beyond our control, including the extent of domestic production and imports of oil and natural gas, the proximity and capacity of natural gas pipelines and other transportation facilities, demand for oil and natural gas, the marketing of competitive fuels and the effects of state and federal regulation. The oil and natural gas industry also competes with other industries in supplying the energy and fuel requirements of industrial, commercial and individual consumers.

Our oil production, if any, is expected to be sold at prices tied to the spot oil markets.  Our natural gas production, if any, is expected to be sold under short-term contracts and priced based on first of the month index prices or on daily spot market prices.  We will rely on any operating partners to market and sell our production, where we contract with such operators in drilling prospects.  We do not presently have any operating partners or arrangements or understandings with any operating partners regarding the exploration for oil or natural gas.

Title to Properties

Our current properties are subject to customary royalty interests, not exceeding 20%.  We believe that we have satisfactory title to or rights in all of our current leases.  As is customary in the oil and gas industry, minimal investigation of title is made at the time of acquisition of undeveloped properties.  In most cases, we will investigate title only when we acquire producing properties or before commencement of drilling operations.

Principal Agreements Affecting Our Ordinary Business

We do not own any physical real estate, but, instead, our acreage is comprised of leasehold interests subject to the terms and provisions of lease agreements that provide us the right to drill and maintain wells in specific geographic areas.  All lease arrangements that comprise our current acreage positions are established using industry-standard terms that have been established and used in the oil and natural gas industry for many years, and our leases are with the State of Wyoming. All of our current leases were acquired from other parties that obtained the original leasehold interest prior to our acquisition.

In general, our current lease agreements stipulate five year terms that commenced on August 2, 2010, and expire on August 2, 2015.  Royalty rates of the State of Wyoming are 16.6%; other royalty rates will be negotiated on a case-by-case basis consistent with industry standard pricing.  Once a well is drilled and production established, the leased acreage in the applicable spacing unit is customarily considered developed acreage and is held by production.  Other locations within the drilling unit created for a well may also be drilled at any time with no time limit as long as the lease is held by production.  We do not believe lease expiration issues will materially affect our current leasehold acreage position.

Governmental Regulation and Environmental Matters

Our operations are subject to various rules, regulations and limitations impacting the oil and natural gas exploration and production industry as whole.

Regulation of Oil and Natural Gas Production

Oil and natural gas exploration, production and related operations, when developed, are subject to extensive rules and regulations promulgated by federal, state, tribal and local authorities and agencies.  For example, Wyoming requires permits for drilling operations, drilling bonds and reports concerning operations and imposes other requirements relating to the exploration and production of oil and natural gas.  Wyoming may also have statutes or regulations addressing conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum rates of production from wells, and the regulation of spacing, plugging and abandonment of such wells.  Failure to comply with any such rules and regulations can result in substantial penalties.  The regulatory burden on the oil and natural gas industry will most likely increase our cost of doing business and may affect our profitability.  Although we believe we are currently in substantial compliance with all applicable laws and regulations, because such rules and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with such laws.  Significant expenditures may be required to comply with governmental laws and regulations and may have a material adverse effect on our financial condition and results of operations.

Environmental Matters

Our operations and properties are subject to extensive and changing federal, state and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health. The recent trend in environmental legislation and regulation generally is toward stricter standards, and this trend will likely continue. These laws and regulations may:

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require the acquisition of a permit or other authorization before construction or drilling commences and for certain other activities;

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limit or prohibit construction, drilling and other activities on certain lands lying within wilderness and other protected areas; and

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impose substantial liabilities for pollution resulting from such operations.

The permits required for our operations may be subject to revocation, modification and renewal by issuing authorities.  Governmental authorities have the power to enforce their regulations, and violations are subject to fines or injunctions, or both.  In the opinion of management, we anticipate that we will be in substantial compliance with current applicable environmental laws and regulations, and we have no material commitments for capital expenditures to comply with existing environmental requirements. Nevertheless, changes in existing environmental laws and regulations or in interpretations thereof could have a significant impact on us, as well as the oil and natural gas industry in general.

The Comprehensive Environmental, Response, Compensation, and Liability Act (“CERCLA”) and comparable state statutes impose strict, joint and several liability on owners and operators of sites and on persons who have disposed of or have arranged for the disposal of “hazardous substances” found at such sites. It is not uncommon for the neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.  The Federal Resource Conservation and Recovery Act (“RCRA”) and comparable state statutes govern the disposal of “solid waste” and “hazardous waste” and authorize the imposition of substantial fines and penalties for noncompliance. Although CERCLA currently excludes petroleum from its definition of “hazardous substance,” state laws affecting our operations may impose clean-up liability relating to petroleum and petroleum related products. In addition, although RCRA classifies certain oil field wastes as “non-hazardous,” such exploration and production wastes could be reclassified as hazardous wastes thereby making such wastes subject to more stringent handling and disposal requirements.

The Endangered Species Act (“ESA”) seeks to ensure that activities do not jeopardize endangered or threatened animal, fish and plant species, nor destroy or modify the critical habitat of such species.  Under ESA, exploration and production operations, as well as actions by federal agencies, may not significantly impair or jeopardize the species or its habitat.  ESA provides for criminal penalties for willful violations of ESA.  Other statutes that provide protection to animal and plant species and that may apply to our operations include, but are not necessarily limited to, the Fish and Wildlife Coordination Act, the Fishery Conservation and Management Act, the Migratory Bird Treaty Act and the National Historic Preservation Act.  Although we believe that our operations will be in substantial compliance with such statutes, any change in these statutes or any reclassification of a species as endangered could subject us (directly or indirectly through any operating partners) to significant expenses to modify our operations or could force discontinuation of certain operations altogether.

On April 17, 2012, EPA finalized rules proposed on July 28, 2011, which establish new air emission controls for oil and natural gas production and natural gas processing operations. Specifically, the EPA’s rule package includes New Source Performance Standards to address emissions of sulfur dioxide and volatile organic compounds (“VOCs”) and a separate set of emission standards to address hazardous air pollutants frequently associated with oil and natural gas production and processing activities. The rules establish specific new requirements regarding emissions from compressors, dehydrators, storage tanks and other production equipment. In addition, the rules revise leak detection requirements for natural gas processing plants. These rules may require a number of modifications to our planned operations and those of any of our potential third-party operating partners, including the installation of new equipment to control emissions from compressors. Although we cannot predict the cost to comply with these new requirements at this point, compliance with these new rules could result in significant costs, including increased capital expenditures and operating costs, and could adversely impact our business.

These new regulations and proposals and any other new regulations requiring the installation of more sophisticated pollution control equipment could have a material adverse impact on our business model and business, results of operations and financial condition.

The Federal Water Pollution Control Act of 1972, or the Clean Water Act (the “CWA”), imposes restrictions and controls on the discharge of produced waters and other pollutants into navigable waters. Permits must be obtained to discharge pollutants into state and federal waters and to conduct construction activities in waters and wetlands. The CWA and certain state regulations prohibit the discharge of produced water, sand, drilling fluids, drill cuttings, sediment and certain other substances related to the oil and gas industry into certain coastal and offshore waters without an individual or general National Pollutant Discharge Elimination System discharge permit. In addition, the Clean Water Act and analogous state laws require individual permits or coverage under general permits for discharges of storm water runoff from certain types of facilities. Some states also maintain groundwater protection programs that require permits for discharges or operations that may impact groundwater conditions. Costs may be associated with the treatment of wastewater and/or developing and implementing storm water pollution prevention plans. The CWA and comparable state statutes provide for civil, criminal and administrative penalties for unauthorized discharges of oil and other pollutants and impose liability on parties responsible for those discharges, for the costs of cleaning up any environmental damage caused by the release and for natural resource damages resulting from the release.

The underground injection of oil and natural gas wastes are regulated by the Underground Injection Control program authorized by the Safe Drinking Water Act.  The primary objective of injection well operating requirements is to ensure the mechanical integrity of the injection apparatus and to prevent migration of fluids from the injection zone into underground sources of drinking water.  All of leased acreage in which we have interest may be required to be developed from unconventional sources that require hydraulic fracturing as part of the completion process.  Hydraulic fracturing involves the injection of water, sand and chemicals under pressure into the formation to stimulate gas production.  Legislation to amend the Safe Drinking Water Act to repeal the exemption for hydraulic fracturing from the definition of “underground injection” and require federal permitting and regulatory control of hydraulic fracturing, as well as legislative proposals to require disclosure of the chemical constituents of the fluids used in the fracturing process, were proposed in recent sessions of Congress.  The U.S. Congress continues to consider legislation to amend the Safe Drinking Water Act to subject hydraulic fracturing operations to regulation under the Act’s Underground Injection Control Program to require disclosure of chemicals used in the hydraulic fracturing process.

Scrutiny of hydraulic fracturing activities continues in other ways.  The federal government is currently undertaking several studies of hydraulic fracturing’s potential impact.  Several states, including Wyoming, where our current leased properties are located, have also proposed or adopted legislative or regulatory restrictions on hydraulic fracturing.  We cannot predict whether any other legislation will ever be enacted and if so, what its provisions would be.  If additional levels of regulation and permits were required through the adoption of new laws and regulations at the federal or state level, it could lead to delays, increased operating costs and process prohibitions that would materially adversely affect our revenue and results of operations.

The National Environmental Policy Act, or NEPA, establishes a national environmental policy and goals for the protection, maintenance and enhancement of the environment and provides a process for implementing these goals within federal agencies.  A major federal agency action having the potential to significantly impact the environment requires review under NEPA.  Many of our planned activities and those of any of our potential third-party operating partners are covered under categorical exclusions which results in a shorter NEPA review process.  The Council on Environmental Quality has announced an intention to reinvigorate NEPA reviews and on March 12, 2012, issued final guidance that may result in longer review processes that could lead to delays and increased costs that could materially adversely affect our revenues and results of operations.

Climate Change

Significant studies and research have been devoted to climate change and global warming, and climate change has developed into a major political issue in the United States and globally.  Certain research suggests that greenhouse gas emissions contribute to climate change and pose a threat to the environment.  Recent scientific research and political debate has focused in part on carbon dioxide and methane incidental to oil and natural gas exploration and production.

In the United States, legislative and regulatory initiatives are underway to limit greenhouse gas emissions. The U.S. Congress has considered legislation that would control GHG emissions through a “cap and trade” program and several states have already implemented programs to reduce GHG emissions.  The U.S. Supreme Court determined that GHG emissions fall within the federal Clean Air Act, or the CAA, definition of an “air pollutant,” and in response the EPA promulgated an endangerment finding paving the way for regulation of GHG emissions under the CAA. In 2010, the EPA issued a final rule, known as the “Tailoring Rule,” that makes certain large stationary sources and modification projects subject to permitting requirements for greenhouse gas emissions under the Clean Air Act.

In addition, in September 2009, the EPA issued a final rule requiring the reporting of GHGs from specified large GHG emission sources in the United States beginning in 2011 for emissions in 2010.  On November 30, 2010, the EPA published a final rule expanding its existing GHG emissions reporting to include onshore and offshore oil and natural gas systems beginning in 2012.  We and any of our potential third party operating partners are required to report their greenhouse gas emissions under these rules.  Because regulation of GHG emissions is relatively new, further regulatory, legislative and judicial developments are likely to occur.  Such developments may affect how these GHG initiatives will impact us.  Moreover, while the U.S. Supreme Court held in its June 2011 decision American Electric Power Co. v. Connecticut that, with respect to claims concerning GHG emissions, the federal common law of nuisance was displaced by the federal Clean Air Act, the Court left open the question of whether tort claims against sources of GHG emissions alleging property damage may proceed under state common law.  There thus remains some litigation risk for such claims.  Due to the uncertainties surrounding the regulation of and other risks associated with GHG emissions, we cannot predict the financial impact of related developments on us.

Legislation or regulations that may be adopted to address climate change could also affect the markets for our products by making our products more or less desirable than competing sources of energy.  To the extent that our products are competing with higher greenhouse gas emitting energy sources, our products would become more desirable in the market with more stringent limitations on greenhouse gas emissions.  To the extent that our products are competing with lower greenhouse gas emitting energy sources such as solar and wind, our products would become less desirable in the market with more stringent limitations on greenhouse gas emissions.  We cannot predict with any certainty at this time how these possibilities may affect our operations.

The majority of scientific studies on climate change suggest that stronger storms may occur in the future in the areas where we operate, although the scientific studies are not unanimous.  Although operators may take steps to mitigate physical risks from storms, no assurance can be given that future storms will not have a material adverse effect on our business.

Current Leasehold Interests in the Bighorn Basin in Wyoming

We have an 80% net interest in two oil and gas leases granted by the State of Wyoming on August 2, 2010, which expire on August 2, 2015.  These leases comprise 840 acres.  See our Current Report on Form 8-K dated August 9, 2013, which was filed with the SEC on August 12, 2013.  See Item 9.01.

Existing and Probable Government Regulation to Our Current and Intended Business

Exchange Act

We are subject to the following regulations of the Exchange Act, and applicable securities laws, rules and regulations promulgated under the Exchange Act by the SEC.  Compliance with these requirements of the Exchange Act increases our legal and accounting costs.

Smaller Reporting Company

We are subject to the reporting requirements of Section 13 of the Exchange Act, and subject to the disclosure requirements of Regulation S-K of the SEC, as a “smaller reporting company.”  That designation will relieve us of some of the informational requirements of Regulation S-K.

Sarbanes/Oxley Act

We are also subject to the Sarbanes-Oxley Act of 2002 (the “Sarbanes/Oxley Act”).  The Sarbanes/Oxley Act created a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and strengthens auditor independence.  It also requires steps to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; creates guidelines for audit committee members’ appointment, compensation and oversight of the work of public companies’ auditors; management assessment of our internal controls; prohibits certain insider trading during pension fund blackout periods; requires companies and auditors to evaluate internal controls and procedures; and establishes a federal crime of securities fraud, among other provisions. Compliance with the requirements of the Sarbanes/Oxley Act will substantially increase our legal and accounting costs.

Exchange Act Reporting Requirements

Section 14(a) of the Exchange Act requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act like we are to comply with the rules and regulations of the SEC regarding proxy solicitations, as outlined in SEC Regulation 14A.  Matters submitted to shareholders at a special or annual meeting thereof or pursuant to a written consent will require us to provide our shareholders with the information outlined in Schedules 14A (where proxies are solicited) or 14C (where consents in writing to the action have already been received or are anticipated to be received) of SEC Regulation 14, as applicable; and preliminary copies of this information must be submitted to the SEC at least 10 days prior to the date that definitive copies are forwarded to our shareholders.

We are also required to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the SEC on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in Current Reports on Form 8-K.

Number of Total Employees and Number of Full-Time Employees

We have one full-time employee, Antonio Martinez-Guzman, our sole director and executive officer.

Reports to Security Holders

You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also find all of the reports that we have filed electronically with the SEC at their Internet site www.sec.gov.

RISK FACTORS

As we are a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act, we are not required to provide the information under this item; however, we believe this information may be of value to our shareholders for this filing. We reserve the right not to provide risk factors in our future filings. Our primary risk factors and other considerations include:

Because our auditors have issued a “going concern” qualification in their audit reports, there is substantial uncertainty that we will continue operations in which case you could lose your entire investment.

Our auditors have issued a “going concern” qualification in their audit reports. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months.  Our financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your entire investment in our Company.

We will need additional financing to execute our business plan.

We have no revenues from our current operations to support our operating costs and anticipated drilling program on our current leased acreage.  To meet our capital needs, we expect to rely on our cash flow from future operations and, potentially, third-party financing. Third-party financing may not, however, be available on terms favorable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt.  These factors may make the timing, amount, terms and conditions of additional financing unattractive. Our inability to raise capital could impede our growth.

We have a very limited history of operations, and there is no assurance that our future operations will result in revenues or profitability. If we cannot generate sufficient revenues to operate profitably, we may be required to suspend or cease our operations.

We were incorporated on February 9, 2010, and our net loss since inception through our most recent fiscal quarter ended October 31, 2013, was $1,169,656.  We have very little operating history upon which an evaluation of our future success can be made.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of our future equity or debt financing and our ability to locate, extract and sell oil and gas resources believed to be recoverable from our limited interests in oil and gas leases issued by the State of Wyoming.  Based upon current plans, we expect to incur operating losses in the foreseeable future because we will be incurring large expenses and generating minimal revenues, if any.  Failure to generate significant revenues in the future or our inability to fund exploration, locate, extract and sell oil and gas resources that may be recoverable from our leasehold interests may cause us to cease our operations and go out of business.

Any additional funding we arrange through the sale of our common stock will result in dilution to existing shareholders.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of our common stock.  Such stock issuances will cause shareholder’s interests in our Company to be diluted.  Such dilution will negatively affect the value of investors’ shares.

Reliance upon one individual as President, Treasurer, Secretary and sole director of the Company.

One individual is our President, Treasurer, Secretary and sole director.  In the event this individual becomes unavailable or unable to continue on in this multiple role, we could suffer substantial or irreparable damage and be forced to cease operations.

Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to SEC Rule 144(i), due to our former status as a “shell company.”

Pursuant to Rule 144 of the Securities Act, a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets, among other factors.  We have been deemed to have been considered to be a “shell company” until the filing of this Current Report, and as such, sales of our common stock pursuant to Rule 144 are not able to be made until (i) we have ceased to be a “shell company (we believe our present business model and current planned operations have satisfied this obligation); (ii) we are subject to Section 13 or 15(d) of the Exchange Act and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144, which we are; and a period of at least 12 months has elapsed from the date “Form 10 information” outlined in Rule 144(i) has been filed with the SEC reflecting our status as a non-“shell company,” which we believe this Current Report to contain.  Form 10 information is equivalent to the information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act.  Because none of our unregistered common stock that was issued after we became a “shell company” cannot be sold pursuant to Rule 144 until at least a year after we cease to be a “shell company,” any non-registered common stock we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such common stock are registered with the Commission and/or until 12 months after we have ceased to be a “shell company” (December 2, 2013, by the filing of this Current Report) and have otherwise complied with the applicable requirements of Rule 144.  As a result, it may be harder for us to fund our operations and pay our consultants with our common stock instead of cash.  Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such common stock with the SEC, which could cause us to expend additional resources in the future.  Our former status as a “shell company” could also prevent us from raising additional funds, engaging consultants and using our common stock to pay for any acquisitions (although none are currently planned), which could cause the value of our common stock, if any, to decline in value or become worthless.

Our common stock is subject to the “penny stock” rules of the SEC, and the trading market in our common stock is limited, which makes transactions in our common stock cumbersome and may reduce the investment value of our stock.

Our shares of common stock are “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act.  For any transaction involving a penny stock, unless exempt, the rules require that:

•

a broker or dealer approve a person`s account for transactions in penny stocks; and,

•

the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination.  Additionally, the broker or dealer must receive a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The trading price of our common stock will likely fluctuate significantly and shareholders may have difficulty reselling their shares.

Our common stock is listed on the OTC Markets under the ticker symbol “BISN.” Due to the extremely small numbers of holders of our common stock, it will sharply limit liquidity of the shares, and there is a volatility associated with OTC Markets securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) failure to meet revenue or profit goals or operating budget, (ii) decline in demand for our common stock, (iii) disappointing results from our natural resource development efforts, (iv) downward revisions in securities analysts’ estimates or changes in general stock market conditions, (v) lack of funding generated for operations, and (vi) general economic trends.

Inability and unlikelihood to pay dividends.

To date, we have not paid, nor do we intend to pay in the foreseeable future, dividends on our common stock, even if we become profitable.  Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to shareholders.  Prospective investors will likely need to rely on an increase in the price of our common stock to profit from investment in our Company.  There are no guarantees that any market for our common stock will ever develop or if one develops that it will continue or be maintained.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that any  return on investment in our common stock is restricted to an appreciation in the share price.  The potential or likelihood of an increase in share price is currently questionable at best.

Our sole director and executive officer presently has substantial control over the Company.

Our sole director and executive officer owns approximately 49% of our outstanding voting securities.  The vote of  a majority of our outstanding voting securities can elect all directors of the Company, who in turn elect all officers of the Company, without taking into account the votes of any shareholder.

FINANCIAL INFORMATION

Please see our interim financial statements for the six months ended October 31, 2013, and three months ended July 31, 2013, along with our audited financial statements for the fiscal years ended April 30, 2013, and 2012, together  with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations, respectively, in our Quarterly Reports on Form 10-Q for the quarters ended October 31, 2013, and July 31, 2013, which were respectively filed with the SEC on December 2, 2013, and September 23, 2013; and in our Annual Report on Form 10-K for the fiscal year ended April 30, 2013, which was filed with the SEC on July 26, 2013.  See Item 9.01

PROPERTIES

We do not own any property, real or otherwise, except our leasehold interest in certain oil and gas leases that is discussed above under the heading “Current Leasehold Interests in the Bighorn Basin in Wyoming” of the caption “Business.”  For the next fiscal year, we will conduct our administrative affairs from our President’s office, at minimal cost to the Company.  We have entered into a Lease Agreement for a monthly rent of $700 on a small centralized corporate office space in Salt Lake City, Utah, with related functional services, for the period from July 11, 2013, through January 31, 2014.  $4,253 was paid for rent and service retainer related to this space during the six months ended October 31, 2013.

Within the next year, we will be making decisions on service provisions with regards to computer resources and customer service.  These decisions will lead us in our future determination of space and facility requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information concerning the number of shares our common stock owned beneficially as of November 22, 2013 by: (i) our sole director and executive officer; and (ii) each person or group of persons known by us to beneficially own more than 5% of our outstanding shares of common stock.  Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

5% Shareholders
Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2) (%)
Antonio Martinez-Guzman 7970 Fredericksburg Road, Suite 101 #65, San Antonio, Texas 78224 (3)	Common	20,000,000	48.74%
Nelan Advisors Corporation Trident Trust Company Complex P.O. Box 146 Road Town, Tortola, BVI	Common	2,899,999	7.07%

Management
Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2) (%)
Antonio Martinez-Guzman 7970 Fredericksburg Road, Suite 101 #65, San Antonio, Texas 78224 (3)	Common	20,000,000	48.74%
All Officers and Directors as a Group (one)	Common	20,000,000	48.74%

(1)

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares, which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)

Based on 41,033,335 issued (or issuable and fully-paid) and outstanding shares of common stock as of November 22, 2013.

(3)

Antonio Martinez-Guzman is a director and the Company’s President, CEO and CFO. His beneficial ownership includes 20,000,000 shares of common stock.

SEC Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days. Any securities not outstanding which are subject to such options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person.  Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person.  At the present time there are no outstanding options or warrants.

Changes in Control

On April 24, 2013, Antonio Martinez-Guzman acquired the majority of the issued and outstanding shares of our common stock.

Other than the foregoing, there are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.  See our Current Report on Form 8-K dated April 24, 2013, which was filed with the SEC on April 30, 2013.  See Item 9.01.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Our Directors and Executive Officers

The following table sets forth the name and age of our current director and executive officer:

Name	Age	Position	Date of Appointment
Antonio Martinez-Guzman	68	President, Principal Executive Officer, Principal Financial Officer (Secretary and Treasurer) and a Director	August 3, 2012

Director Qualifications

In evaluating potential directors, we have considered the following factors, among others:

•

The appropriate size of our Board of Directors relative to our business;

•

Our needs with respect to the particular talents and experience of our directors;

•

The knowledge, skills and experience of directors;

•

Familiarity with our business;

•

Experience with accounting rules and practices; and

•

The desire to balance the benefit of continuity with the periodic injection of the fresh perspective that may be provided by new members, when an increase in the size of our Board of Director is deemed to be reasonable.

Our goal is to assemble a Board of Directors that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, we will also consider candidates with appropriate non-business backgrounds.

Term of Office

Directors serve until the next annual meeting of our shareholders or until their successors are elected and qualify or until the earlier occurrence of his or her death, resignation or removal by our Board of Directors or shareholders. Each of our executive officers is elected by our Board of Directors, and their terms of office are at the discretion of our Board of Directors.  Our executive officers serve until the earlier occurrence of the election of his or her successor at the next annual meeting of our Board of Directors, death, resignation or removal by our Board of Directors.

Background of Executive Officers and Directors

The business experience during the past five years of the person presently listed above as our sole director and executive officer is as follows:

Antonio Martinez-Guzman.  Mr. Martinez-Guzman has over 30 years of sales and managerial experience. He studied law for three years at the Granada University, where he specialized in labor relations. From 2002 to 2004, Mr. Martinez-Guzman was a sales manager for MELCO, S.L., an office furniture distributor in Seville, Spain. His duties while manager included developing business plans, and monitoring the performance and development of the account executives. From 2005 until 2006, Mr. Martinez-Guzman was the human resources adviser for the company Human Resources & Personnel S.L. in Malaga, Spain. Mr. Martinez-Guzman’s responsibilities at this firm were providing assistance to management and staff on human resource policies, procedures, and enterprise agreements. In 2007, he accepted a position as managing director with Vecinos De Benalmadena, S.L., a local newspaper in Malaga, Spain. While with the newspaper, he was responsible for the commercial aspects and the overall business policy of the newspaper. From 2010 to present, Mr. Martinez-Guzman has maintained a consulting relationship with the newspaper. In light of his education and past experience in small business management and sales, the Board of Directors appointed Mr. Martinez-Guzman as President, Secretary, Treasurer and a director of the Company.

Identification of Significant Employees

We have no significant employees other than Antonio Martinez-Guzman, our President, Principal Executive Officer, Principal Financial Officer, Secretary, Treasurer and a director.

Family Relationships

We currently do not have any officers or directors of our Company who are related to each other.

Involvement in Certain Legal Proceedings

During the past 10 years, no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)

A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)

Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.

Engaging in any type of business practice; or

iii.

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act [15 U.S.C. 78c(a)(26)], any registered entity [as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)]), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Audit Committee Financial Expert

We do not have an audit committee or an audit committee financial expert (as defined in Item 407 of Regulation S-K) serving on our Board of Directors.  With our current business model and one director and executive officer, we do not believe we presently need an audit committee.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics that is filed as an Exhibit to this Current Report.  See Item 9.01.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(e) during the year ended April 30, 2013, Forms 5 and any amendments thereto furnished to us with respect to the year ended April 30, 2013, and the representations made by the reporting persons to us, we believe that during the year ended April 30, 2013, our executive officers and directors and all persons who own more than 10% of a registered class of our equity securities complied with all Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the executive officers who served at the end of the fiscal year April 30, 2013, for services rendered in all capacities to us.  The listed individual shall hereinafter be referred to as the “Named Executive

Officers.”  Currently, we do not have employment agreements with our Director and Officer, Antonio Martinez-Guzman.

Summary Compensation Table

Name and principal position	Period Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
Antonio Martinez-Guzman, President, CEO	10/31/2013	-0-	-0-	-0-	-0-	-0-	-0-	370,000	370,000
	4/30/2013	-0-	-0-	-0-	-0-	-0-	-0-	60,000	60,000
	4/30/2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
(1) Compensation for Mr. Martinez-Guzman includes amounts paid for consulting services. We have no formal agreement with Mr. Martinez-Guzman for payment of compensation or other matters.

Narrative Disclosure to Summary Compensation Table

There are no employment contracts, compensatory plans or arrangements, including payments to be received from us with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

None of our directors or executive officers has received any equity award, or holds exercisable or unexercisable options, as of the six month period ended October 31, 2013, or the fiscal years ended April 30, 2013, and 2012.

Director Compensation

Our directors receive no extra compensation for their service on our Board of Directors.

Compensation Committee Interlocks and Insider Participation

We currently do not have a compensation committee of our Board of Directors. Our Board of Directors, comprised presently of one person, determines executive compensation.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2).  The OTCBB, on which shares of our common stock are quoted, does not have any director independence requirements.  The NASDAQ definition of “Independent Officer” means, among other considerations, a person other than an “Executive Officer” or an employee or any other individual having a relationship, which in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, Antonio Martinez-Guzman is not an independent director because he is also an executive officer of the Company, and is the principal shareholder of the Company and its sole director.

Related Party Transactions

We have been dependent on our majority shareholder and sole director and executive officer (Antonio Martinez-Guzman) for periodic advances to fund our business operations. No written or oral commitment exists in regard to future funding needs. The amounts advanced are temporary in nature, evidenced and secured by demand notes with no repayment terms and are non-interest bearing. As of the six months ended October 31, 2013, and the fiscal years ended April 30, 2013, and 2012, we were respectively indebted to the shareholder in the amount of $25,971; and $52,217 and Nil.

Nelan Advisors Corporation, which currently beneficially owns 2,899,999 shares of our common stock or approximately 7.07% of our outstanding voting securities (includes the 1,000,000 shares yet to be issued under our Lease Purchase Agreement with Nelan [see the heading “Current Leasehold Interests in the Bighorn Basin in Wyoming” of the caption “Business”]), acquired 1,833,335 shares of our common stock during the six month period ended October 31, 2013, as follows:  166,667 shares at $0.30 per share for aggregate gross proceeds of $50,000 on July 25, 2013; 1,000,000 shares under the Lease Purchase Agreement dated August 9, 2013; 166,667 shares at $0.30 per share for aggregate gross proceeds of $50,000 on September 18, 2013; 166,667 shares at $0.30 per share for aggregate gross proceeds of $50,000 on October 10, 2013; and 333,334 shares at $0.30 per share for aggregate gross proceeds of $100,000 on November 21, 2013.

Other than the foregoing, none of our directors or executive officers, nor any person who owned of record or was known to own beneficially more than 5% of our outstanding shares of common stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect us.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

•

Disclosing such transactions in reports where required;

•

Disclosing in any and all filings with the SEC, where required;

•

Obtaining disinterested directors consent where possible; and

•

Obtaining shareholder consent where required.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information under this item.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, executive officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDEND ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted on the OTCBB. Our common stock has been quoted since January 20, 2012, trading under the symbol “GREE,” until July 22, 2013, when our Symbol Change was effective to “BISN,” to reflect our Company’s name change.  Because we are quoted on the OTCBB, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.  Further, our shares are thinly traded, and management does not expect any established trading market to develop in our shares of common stock unless and until our operations and prospects improve.  In any event, no assurance can be given that any viable public market for our common stock will develop or be maintained or if one does develop in the future, the sale of shares of our common stock that are deemed to be “restricted securities” pursuant to SEC Rule 144 by members of our management or others may have a substantial adverse impact on any such market.  Also, as we are a former “shell company,” resales of our shares are subject to the provisions of subparagraph (i) of Rule 144.  See the heading “Shell Companies” of this caption  below.

The following table sets forth the high and low bid prices for our Common Stock per quarter as reported by the OTC Markets since we began trading January 20, 2012 based on our fiscal year end April 30. These prices represent quotations between dealers without adjustment for retail markup, markdown or commission and may not represent actual transactions.

Fiscal Year Ended		Bid Prices
April 30,	Period	High	Low
2011	Fourth Quarter	N/A	N/A

2012	First Quarter	N/A	N/A
	Second Quarter	N/A	N/A
	Third Quarter	N/A	N/A
	Fourth Quarter	N/A	N/A

2013	First Quarter	0.80	0.15
2013	Second Quarter	1.65	0.52

Rule 144

The following is a summary of the current requirements of Rule 144:

	Affiliate or Person Selling on Behalf of an Affiliate	Non-Affiliate (and has not been an Affiliate During the Prior Three Months)
Restricted Securities of Reporting Issuers

During six-month holding period – no resales under Rule 144 Permitted.

After Six-month holding period – may resell in accordance with all Rule 144 requirements including:

•

Current public information,

•

Volume limitations,

•

Manner of sale requirements for equity securities, and

•

Filing of Form 144.

During six- month holding period – no resales under Rule 144 permitted.

After six-month holding period but before one year – unlimited public resales under Rule 144 except that the current public information requirement still applies.

After one-year holding period – unlimited public resales under Rule 144; need not comply with any other Rule 144 requirements.

Restricted Securities of Non-Reporting Issuers

During one-year holding period – no resales under Rule 144 permitted.

After one-year holding period – may resell in accordance with all Rule 144 requirements including:

•

Current public information,

•

Volume limitations,

•

Manner of sale requirements for equity securities, and

•

Filing of Form 144.

During one-year holding period – no resales under Rule 144 permitted. After one-year holding period – unlimited public resales under Rule 144; need not comply with any other Rule 144 requirements.

Shell Companies

The following is an excerpt from Rule 144(i) regarding resales of securities of shell companies:

“(i)  Unavailability to securities of issuers with no or nominal operations and no or nominal non-cash assets.

(1)

This section is not available for the resale of securities initially issued by an issuer defined below:

(i)   An issuer, other than a business combination related shell company, as defined in §230.405, or an asset-backed issuer, as defined in Item 1101(b) of Regulation AB (§229.1101(b) of this chapter), that has:

(A)

No or nominal operations; and

(B)

Either :

(1)   No or nominal assets;

(2)   Assets consisting solely of cash and cash equivalents; or

(3)   Assets consisting of any amount of cash and cash equivalents and nominal other assets; or

(ii)

An issuer that has been at any time previously an issuer described in paragraph (i)(1)(i).

(2)

Notwithstanding paragraph (i)(1), if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issue was required to file such reports and materials), other than Form 8-K reports (§249.308 of this chapter); and has filed current “Form 10 information” with the Commission reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of this section after one year has elapsed from the date that the issuer filed “Form 10 information” with the Commission.

(3)

The term “Form 10 information” means the information that is required by Form 10 or Form 20-F (§249.220f of this chapter), as applicable to the issuer of the securities, to register under the Exchange Act each class of securities being sold under this rule.  The issuer may provide the Form 10 information in any filing of the issuer with the Commission.  The Form 10 information is deemed filed when the initial filing is made with the Commission.”

Securities of a “shell company” cannot be publicly sold under Rule 144 in the absence of compliance with subparagraph (i) of Rule 144, though the SEC has implied that these restrictions would not be enforced respecting securities issued by a “shell company” prior to it having been determined to be a “shell company.” The filing of this Current Report is intended to satisfy the filing of the “Form 10 Information” and commence the one year holding period of Rule 144(i).

Holders

As of October 31, 2013, an aggregate of 39,700,001 shares of our common stock were issued and outstanding and were owned by approximately 10 holders of record, based on information provided by our transfer agent; we also currently have a reasonable number of public shareholders whose shares are held by brokers-dealers or that are held by the Depository Trust Company (the “ DTC”), the number of which has not been determined by us.

Dividends

Effective June 19, 2013, we: (i) increased the number of authorized shares of our common stock from One Hundred Million (100,000,000), par value $ 0.001, to Eight Hundred Million (800,000,000), par value $0.001 and, (ii) authorized a forward split (the “Forward Split”) of our issued and authorized common shares, whereby every One (1) old share of common stock will be exchanged for Eight (8) new shares of our common stock, for shareholders of record as of June 17, 2013. As a result, the issued and outstanding shares of our common stock increased from Four Million Nine Hundred Thousand (4,900,000) shares prior to the Forward Split to Thirty Nine Million Two Hundred Thousand (39,200,000) shares following the Forward Split.  Fractional shares were rounded upward. The Forward Split shares were payable upon surrender of certificates to our transfer agent

Securities Authorized for Issuance under Equity Compensation Plans

We have no equity compensation or similar plans.

Use of Proceeds of Registered Securities

We had no proceeds from the sale of registered securities during the fiscal year ended April 30, 2013, and $21,000 in proceeds from the sale of 16,800,000 of our shares of common stock during the fiscal year ended April 30, 2012.

Purchases of Equity Securities by Us and Affiliated Purchasers

With the exception of the information provided under the heading “Changes in Control” of the caption “Securities Ownership of Management and Certain Beneficial Holders,” there were no purchases of any of our outstanding securities by us or our affiliated persons during our last two fiscal years ended April 30, 2013, and 2012.

RECENT SALES OF UNREGISTERED SECURITIES

Class of Securities	Number of Shares	Date of Sale	Price Per Share	Aggregate Gross Proceeds
Common Stock	1,333,336	1/2/2013	$0.0375	$50,000
Common Stock	1,333,336	4/17/2013	$0.0375	$50,000
Common Stock	1,333,336	5/6/2013	$0.0375	$50,000
Common Stock	8,000,000	5/29/2013	$0.0375	$300,000
Common Stock	166,667	7/25/2013	$0.30	$50,000
Common Stock	1,000,000	08/09/13	(1)	(1)
Common Stock	166,667	9/18/2013	$0.30	$50,000
Common Stock	166,667	10/10/13	$0.30	$50,000
Common Stock	333,334	11/21/2013	$0.30	$100,000

(1) See the heading “Current Leasehold Interests in the Bighorn Basin in Wyoming” of the caption “Business.”

All of these shares were comprised of “restricted securities” as defined in SEC Rule 144 and were sold to persons who were “accredited investors” as defined in Rule 501 of Regulation D of the SEC, under Rule 506(b) thereof, or were “non-U.S. Persons,” and the offer and sale of these shares were exempt from the registration provisions of the Securities Act, by reason thereof.  In addition, we claim the exemptions from registration of the offer and sale of these shares under Sections 4(a)(2) and 4(a)(5) of the Securities Act, along with Regulation S, for foreign sales.  State laws requiring the registration of the offer and sale of securities under Rule 506 are preempted by Section 18 of the Securities Act, though notices of the sales are required to be filed by the Company in the states where shares are sold.

DESCRIPTION OF REGISTRANT’S SECURITIES

Common Stock

Our authorized capital stock consists of 800,000,000 shares of common stock, $.001 par value per share.  The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Dividend Policy

We do not anticipate paying dividends on our common stock at any time in the foreseeable future.  Our Board of Directors currently plans to retain earnings for the development and expansion of our business.  Any future determination as to the payment of dividends will be at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and such other factors as our Board of Directors may deem relevant.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our sole director and officer is indemnified as provided by the Nevada Revised Statutes and our bylaws.  We have been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event of a claim for indemnification against such liabilities is asserted by one of our directors, executive officers or controlling persons,  we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court’s decision.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On or about August 1, 2012, Child, Van Wagoner & Bradshaw, PLLC (“CVB”), our principal accountant, ceased its accounting practice for SEC reporting companies.  At or about the same time, Anderson Bradshaw PLLC (“Anderson Bradshaw”) was established as a successor firm to CVB to continue performing audits for SEC reporting companies.  As Anderson Bradshaw is viewed as a separate legal entity, we dismissed CVB as our principal accountant and engaged Anderson Bradshaw, as our principal accountant for our fiscal year ended April 30, 2013, and the interim periods for 2012 and 2013.  The decision to change our principal accountants was approved by our Board of Directors.  We do not have an Audit Committee.

None of the reports of CVB on our financial statements for the two fiscal years ended April 30, 2012, and 2011, or any subsequent interim period, contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, other than to state that there was substantial doubt as to our ability to continue as a “going concern.”

There were no disagreements between us and CVB, during the two fiscal years ended April 30, 2012, and 2011, and any subsequent interim period through August 1, 2012 (the date of dismissal), on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of CVB, would have caused them to make reference to the subject matter of the disagreement in connection with their report. Further, CVB has not advised us that:

•

internal controls necessary to develop reliable financial statements did not exist; or

•

information has come to the attention of CVB which made it unwilling to rely upon management’s representations, or made it unwilling to be associated with the financial statements prepared by management; or

•

the scope of the audit should be expanded significantly, or information has come to the attention of CVB that they have concluded will, or if further investigated might materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal year ended April 30, 2012.

On or about August 1, 2012, we engaged Anderson Bradshaw as our principal accountant to audit our financial statements as successor to CVB. During the two fiscal years ended April 30, 2012, and 2011, or any subsequent interim period, we had not consulted with the entity of Anderson Bradshaw regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor did the entity of Anderson Bradshaw provide advice to us, either written or oral, that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue.

Further, during our two fiscal years ended April 30, 2012, and 2011, or any subsequent interim period, we had not consulted the entity of Anderson Bradshaw on any matter that was the subject of a disagreement or a reportable event.

For additional information regarding this change in our principal accountant, please see our Current Report on Form 8-K dated August 1, 2012, which was filed with the SEC on August 6, 2012.  See Item 9.01.

FINANCIAL STATEMENTS AND EXHIBITS

Please see our interim financial statements for the six months ended October 31, 2013, the three months ended July 31, 2013, and our audited financial statements for the fiscal years ended April 30, 2013, and 2012, along with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations, in our Quarterly Reports on Form 10-Q for the quarters ended October 31, 2013, and July 31, 2013, which were respectively filed with the SEC on December 2, 2013, and September 23, 2013; and in our Annual Report on Form 10-K for the fiscal year ended April 30, 2013, which was filed with the SEC on July 26, 2013.  See Item 9.01

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See the “Directors and Executive Officers” of Item 5.01.

Item 5.06 Change in Shell Company Status.

See Item 5.01.  We are no longer a “shell company,” though we are deemed to be a development stage company; by virtue of the present stage of our business operations, we may be deemed to be a “start-up company.”

Item 9.01 Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired:  See “Documents Incorporated by Reference,” below, for reference to our interim financial statements for the six months ended October 31, 2013, and the three months ended July 31, 2013, and our audited financial statements for the fiscal years ended April 30, 2013, and 2012.

(b)

Proforma financial information:  None; not applicable.

(c)

Exhibits.

Exhibit
Number	Description of Exhibit	Filing
3.01	Articles of Incorporation	Filed with the SEC on June 30, 2010 as part of our Registration of Securities on Form S-1
3.01(a)	Amended Articles of Incorporation	Filed with the SEC on June 5, 2013, as part of our Current Report on Form 8-K.
3.02	Bylaws	Filed with the SEC on June 30, 2010, as part of our Registration of Securities on Form S-1
3.02(a)	Amended Bylaws	Filed with the SEC on July 8, 2012, as part of our Current Report on Form 8-K.
10.1	Informal Agreement between the Company and its president Merlyn Kirk	Filed with the SEC on February 9, 2012, as part of our Amended Registration of Securities on Form S-1/A.
10.2	Form of Private Placement Agreement, dated January 7, 2013	Filed with the SEC on January 7, 2013, as part of our Current Report on Form 8-K.
10.3	Form of Private Placement Agreement, dated April 18, 2013	Filed with the SEC on April 18, 2013, as part of our Current Report on Form 8-K.
10.4	Form of Private Placement Agreement, dated May 6, 2013	Filed with the SEC on May 8, 2013, as part of our Current Report on Form 8-K.
10.5	Lease Purchase Agreement Exhibit A: Description of Leases	Filed with the SEC on August 12, 2013, as part of our Current Report on Form 8-K.
14	Code of Ethics	Filed herewith.
16.1	Letter from Former Accountant Child, Van Wagoner & Bradshaw, PLLC dated September 6, 2012	Filed with the SEC on September 10, 2012, as part of our Amended Current Report on Form 8-K/A.

Additional Documents Incorporated by Reference

Quarterly Report on Form 10-Q for the quarter ended October 31, 2013, which was filed with the SEC on December 2, 2013.

Current Report on Form 8-K dated October 21, 2013, which was filed with the SEC on October 25, 2013, regarding the L. Alex Scarbrough, Jr. geology services Letter Agreement.

Current Report on Form 8-K dated October 2, 2013, which was filed with the SEC on October 10, 2013, regarding the Barry L. Whelan geoscientist services Letter Agreement.

Quarterly Report on Form 10-Q for the quarter ended July 31, 2013, which was filed with the SEC on September 23, 2013.

Current Report on Form 8-K dated July 22, 2013, which was filed with the SEC on July 23, 2013, regarding our Symbol Change.

Current Report on Form 8-K dated June 5, 2013, which was filed with the SEC on June 10, 2013, regarding our name change and our forward split of our authorized and outstanding common stock.

Current Report on Form 8-K dated April 24, 2013, which was filed with the SEC on April 30, 2013, regarding our change in control.

Annual Report on Form 10-K for the year ended April 30, 2013, which was filed with the SEC on July 26, 2013.

Current Report on Form 8-K dated August 1, 2012, which was filed with the SEC on August 6, 2012, regarding our change in certifying principal accountant.

S-1 Registration Statement filed with the SEC on June 30, 2010, as amended, which became effective on March 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BISON PETROLEUM, CORP.

Date:	December 2, 2013	By:	/s/ Antonio Martinez-Guzman
Antonio Martinez-Guzman
President, Principal Executive Officer, Principal Financial Officer and Sole Director